As filed with the Securities and Exchange Commission on April 6, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Global Imaging Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	59-3247752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3820 Northdale Boulevard, Suite 200A

Tampa, Florida 33624

(813) 960-5508

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas S. Johnson

Chairman and Chief Executive Officer

Global Imaging Systems, Inc.

3820 Northdale Boulevard, Suite 200A

Tampa, Florida 33624

(813) 960-5508

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Suzanne A. Barr, Esq.

HOGAN & HARTSON L.L.P.

555 Thirteenth Street, N.W.

Washington, D.C. 20004-1109

(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common stock, $0.01 par value	813,464	$33.19	$26,998,870	$3,420.76

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low reported sales prices on the Nasdaq National Market on March 31, 2004.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling securityholders may not sell these securities until the registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This prospectus is neither an offer to sell nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is unlawful.

Subject to Completion, dated April 6, 2004

PROSPECTUS

813,464 Shares of

Global Imaging Systems, Inc.

Common Stock

The Common Stock

•	We expect to issue 813,464 shares of our common stock to Imagine Technology Group, LLC in a private placement in connection with our acquisition of Imagine Technology Group, Inc. Selling securityholders may offer from time to time up to 813,464 shares of our common stock. When we refer to the “selling securityholders” in this prospectus, we mean those persons listed in the table set forth in the section entitled “Selling Securityholders,” as well as the pledgees, donees, assignees, transferees, successors and others who later hold any of the selling securityholders’ interests.

•	The selling securityholders directly, or through agents designated from time to time, or through dealers or underwriters to be designated, may sell the offered securities from time to time on terms to be determined at the time of sale. See “Plan of Distribution.” To the extent required, the specific offered securities to be sold, the names of the selling securityholders, the respective purchase price and public offering price, the names of such agents, dealers or underwriters, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying prospectus supplement.

•	We will not receive any proceeds from the sale of the shares of common stock. The shares of common stock may be offered in negotiated transactions or otherwise, at fixed prices, at market prices prevailing at the time of sale or at negotiated prices. In addition, shares of our common stock may be offered from time to time through ordinary brokerage transactions on the Nasdaq National Market. See “Plan of Distribution.” Each of the selling securityholders reserves the sole right, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of the offered securities to be made directly or through its agents.

•	The selling securityholders and any broker-dealers, agents or underwriters that participate with the selling securityholders in the sale of the offered securities may be deemed to be underwriters within the meaning of the Securities Act of 1933. Any profits realized by the selling securityholders may be deemed to be underwriting commissions. Any commissions paid to broker-dealers and, if broker-dealers purchase the offered securities as principals, any profits received by such broker-dealers on the resale of the offered securities, may be deemed to be underwriting discounts or commissions under the Securities Act.

Listing

•	Our common stock is listed on the Nasdaq National Market under the symbol “GISX.” On April 5, 2004, the closing sale price of our common stock on the Nasdaq National Market was $34.37.

Investing in the common stock involves risks. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2004.

IMPORTANT NOTICE TO READERS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer shares of our common stock owned by them. Each time the selling securityholders offer common stock under this prospectus, they will provide a copy of this prospectus and, if applicable, a copy of a prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement together with the information incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for more information.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any documents incorporated by reference in this prospectus is accurate only as of the date on the front cover of the applicable document or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated, in this prospectus, “Global,” the “Company,” “we,” “us” and “our” refer to Global Imaging Systems, Inc. and its subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It is not complete and is qualified in its entirety by, and should be read in conjunction with, the more detailed information, including “Risk Factors” and financial information, appearing elsewhere in this prospectus, as well as in the documents incorporated by reference in this prospectus.

Our Company

We are a leading provider of office technology solutions to middle-market businesses in the United States. We sell and provide contract services for automated office equipment, including copiers, facsimile machines and printers, network integration solutions and electronic presentation systems. We offer solutions incorporating products from Konica/Minolta, Canon, Ricoh, Sharp, Hewlett-Packard, IBM, Microsoft, InFocus, Sony and other leading companies from a network of 151 locations in 28 states and the District of Columbia. The contractual nature of our service and supply business, tailored lease financing programs, high level of repeat equipment purchases and our emphasis on superior customer service generate stable and recurring revenue streams.

We target small- and medium-sized businesses with fewer than 1,000 employees, which we refer to as the middle-market. We believe these businesses typically base their purchasing decisions on personal relationships and loyalty inspired by customized solutions and high-quality service rather than basing their purchasing decisions strictly on price. Our localized operations enable our sales and service teams to focus exclusively on the needs of their local middle-market customers and to deliver our products and services in the most effective and responsive manner. We believe the middle-market will continue to provide us with attractive revenue opportunities as these businesses continue to demand more sophisticated, integrated office technology solutions.

Our competitive marketplace is highly fragmented, characterized by small local competitors and a few large national competitors. The small local competitors lack our product range, sales organization, financial stability and efficient operating model. The rapid pace of technological change, including the resulting expansion of product offerings and increase in product support costs, has outpaced the technical, managerial and financial resources of many smaller distributors and service providers, causing these businesses to seek larger partners. The large, national providers of office technology solutions focus primarily on serving the needs of large national corporations and lack the customer service focus demanded by middle-market enterprises. We provide our middle-market customers with the economies of scale, professional management and financial stability of a large national organization while preserving the long-standing relationships and customer service focus of a small local company.

Since our founding in June 1994, we have acquired more than 60 businesses, all within the United States, which we have organized as a network of 16 core companies with corresponding satellite businesses. We enter new geographic markets by acquiring additional core companies. We expand our core companies’ markets through the acquisition of satellite businesses, which are typically smaller than, but in close geographic proximity to, our core companies. Administrative functions at satellite businesses are integrated into our core companies, allowing local management teams to focus on delivering superior products and services. Core companies and satellite businesses typically continue to operate under their pre-acquisition names and with their preacquisition management teams, thus preserving existing customer relationships. We believe that there exists a large number of potential core and satellite acquisition targets in the United States, which represent additional opportunities to expand our geographic presence and continue our disciplined acquisition strategy. We believe that this core and satellite operating model has contributed to our success in the middle-market.

Pending Acquisition

On April 6, 2004, we announced our intention to acquire Imagine Technology Group, Inc. (ITG) and its subsidiaries, headquartered in Chicago. ITG companies provide office technology solutions to middle-market customers from 22 locations including nine offices in California, seven in Texas, two in Arizona, one in Oregon and three in Washington. The companies sell and service Sharp, Ricoh/Savin, Toshiba and Konica/Minolta copiers along with leading brands of other office equipment. Upon the acquisition of ITG, we will have 173 locations in 28 states and the District of Columbia.

The purchase agreement is subject to the satisfaction of customary closing conditions and the closing is expected to be consummated by June 30, 2004. Pursuant to the purchase agreement, we are funding the acquisition with a combination of cash and 813,464 shares of common stock. We agreed to register the common stock issued in the acquisition with the Securities and Exchange Commission using a registration statement on Form S-3, of which this prospectus is a part.

We were incorporated in the State of Delaware in 1994 and our principal executive offices are located at 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624. Our telephone number is (813) 960-5508. Our website is www.global-imaging.com. Information on our website does not constitute part of this prospectus.

The Offering

Issuer	Global Imaging Systems, Inc.

Common Stock Offered

We expect to issue 813,464 shares of common stock to Imagine Technology Group, LLC in a private placement in connection with our acquisition of Imagine Technology Group, Inc. Selling securityholders may offer from time to time up to 813,464 shares of our common stock.

Trading	Our common stock is traded on the Nasdaq National Market under the symbol “GISX.”

Use of Proceeds	We will not receive any proceeds from the sale by any selling securityholder of the shares of common stock.

Risk Factors

In analyzing an investment in the common stock offered by this prospectus, you should carefully consider, along with other matters referred to in this prospectus, the information set forth under “Risk Factors.”

RISK FACTORS

Investing in the common stock involves risks. You should carefully consider the risks described in our Form 10-K for the year ended March 31, 2003, which is incorporated herein by reference, before investing in the common stock. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may impair our business operations in the future. If any of the risks described in our Form 10-K actually occur, our business, financial condition or results of operations could be materially harmed. You should also refer to other information included and incorporated by reference in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale by any selling securityholder of the shares of common stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including statements about our acquisition and business strategies, our expected financial position and operating results, the projected size of our markets and similar matters. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “project” and similar expressions, as they relate to us, our management, and our industry are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Actual results may differ materially. Some of the risks, uncertainties and assumptions about Global that may cause actual results to differ from the results in these forward-looking statements are described in the “Risk Factors” section of our Form 10-K for the year ended March 31, 2003, which is incorporated herein by reference.

All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.

SELLING SECURITYHOLDERS

We expect to issue shares of common stock to Imagine Technology Group, LLC in a private placement in connection with our acquisition of Imagine Technology Group, Inc. Selling securityholders may offer and sell the shares of common stock pursuant to this prospectus. When we refer to the “selling securityholders” in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, distributees, transferees, successors and others who later hold any of the selling securityholders’ interests. Neither the filing with the SEC of the registration statement of which this prospectus forms a part nor the distribution of this prospectus necessarily means that any or all of the shares of common stock being offered for the accounts of the selling securityholders are being offered for sale at any given time.

The following table sets forth information about the common stock expected to be beneficially owned and offered by the selling securityholder that may be offered using this prospectus. Except where otherwise indicated, each selling securityholder (1) beneficially owns the number of shares of common stock set forth in the table below and (2) may offer all of the shares of common stock it beneficially owns and, accordingly, will own no securities of Global if all of the securities it may offer pursuant to this prospectus are sold by it.

Selling Securityholder Name and Address	Number of Shares of Common Stock Beneficially Owned that May be Sold	Percentage of Outstanding Shares(1)
Imagine Technology Group, LLC 541 Fairbanks Court, Suite 1700 Chicago, IL 60611	813,464	3.6%

Allstate Insurance Company(2) 2775 Sanders Road Northbrook, IL 60062-6127	275,199	1.2%

Goense Bounds & Partners A, L.P.(2)(3) 272 East Deerpath Road, Suite 300 Lake Forest, IL 60045	211,827	*

Goense Bounds & Partners B, L.P.(2)(3) 272 East Deerpath Road, Suite 300 Lake Forest, IL 60045	63,332	*

John Leinweber(2)(4) c/o Imagine Technology Group, LLC 541 Fairbanks Court, Suite 1700 Chicago, IL 60611	75,793	*

All other members(2)	187,273	*

* Less than one percent.

(1)	Based on 21,999,396 shares of Global’s common stock outstanding on April 2, 2004, adjusted to reflect our issuance of 813,464 shares of our common stock to Imagine Technology Group, LLC.

(2)	Based on information provided by Imagine Technology Group, LLC. Imagine Technology Group, LLC is owned by its members. Set forth above is the approximate number of shares of common stock and approximate percentage of outstanding shares that would be held by such selling securityholder as of the date of this prospectus if Imagine Technology Group, LLC were to distribute to its members the shares of Global’s common stock it may sell under this prospectus pro rata in accordance with their common unit membership interests, assuming no member of Imagine Technology Group, LLC holds any other shares of Global’s common stock.

(3)	The percentage of outstanding shares for Goense Bounds & Partners A, L.P. and Goense Bounds & Partners B, L.P. would be 1.2% in the aggregate.

(4)	Including certain transferees of John Leinweber.

To the extent that any of the selling securityholders identified above are broker-dealers, they are deemed to be, under interpretations of the Securities and Exchange Commission, “underwriters” within the meaning of the Securities Act.

With respect to selling securityholders that are affiliates of broker-dealers, we believe that such entities acquired their common stock in the ordinary course of business and, at the time of the purchase of the common stock, such selling securityholders had no agreements or understandings, directly or indirectly, with any person to distribute the common stock. To the extent that we become aware that such entities did not acquire their common stock in the ordinary course of business or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms a part to designate such affiliate as an “underwriter” within the meaning of the Securities Act.

We prepared this table based on the information supplied to us by the selling securityholders named in the table. Unless otherwise disclosed in this section, no selling securityholder has indicated that it has held any position or office or had any other material relationship with us or our affiliates during the past three years.

Because the selling securityholders may offer all or some of their common stock from time to time, we cannot estimate the amount of common stock that will be held by the selling securityholders upon the termination of any particular offering. See “Plan of Distribution.”

Information in this prospectus about selling securityholders is given only as of the date of this prospectus.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, which term includes their assignees, distributees, transferees, pledgees or donees or their successors, may sell the shares of common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers, which discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

We will not receive any of the proceeds of the sale of the shares of common stock offered by this prospectus. The shares of common stock may be sold from time to time to purchasers:

•	directly by the selling securityholders; or

•	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the shares of common stock.

The shares of common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the notes or underlying common stock may be listed or quoted at the time of the sale, including the Nasdaq National Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether such options are listed on an options exchange or otherwise.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the transaction.

In connection with the sales of the shares of common stock, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the shares of common stock in the course of hedging their positions. The selling securityholders may also sell the shares of common stock short and deliver shares of common stock to close out short positions, or loan or pledge shares of common stock to broker-dealers that, in turn, may sell the shares of common stock.

The aggregate proceeds to the selling securityholders from the sale of the shares of common stock will be the purchase price of the shares of common stock less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of common stock to be made directly or through agents.

Our common stock is listed on the Nasdaq National Market under the symbol “GISX.”

In order to comply with the securities laws of certain jurisdictions, if applicable, the shares of common stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling securityholders and any underwriters, broker-dealers or agents who participate in the distribution of the shares of common stock may be “underwriters” within the meaning of the Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of common stock may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling securityholders have agreed or will agree that they will not engage in any transaction with respect to the shares of common stock covered by this prospectus in violation of the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, including Regulation M.

In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

Under the stock purchase agreement we entered into with the selling securityholders, we agreed to use our reasonable best efforts to keep the registration statement, of which this prospectus is a part, effective for one year after its original effectiveness or such shorter period of time during which all shares of Global common stock covered by the Registration Statement have been sold hereunder.

We are permitted to prohibit offers and sales of shares of common stock pursuant to this prospectus under certain circumstances and subject to certain conditions for a period not to exceed 45 days in the aggregate in any three-month period or 90 days in the aggregate in any 12-month period. During the time periods when the use of this prospectus is suspended, each selling securityholder has agreed not to sell shares of common stock.

To the extent required, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of the agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

The stock purchase agreement provides for cross-indemnification of the selling securityholders and Global and their respective directors, officers and controlling persons against certain liabilities in connection with the offer and sale of the shares of common stock, including liabilities under the United States Securities Act of 1933.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the shares of common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Hogan & Hartson L.L.P., Washington, D.C. J. Hovey Kemp, a partner of Hogan & Hartson L.L.P., owns approximately 8,100 shares of Global’s common stock.

EXPERTS

The consolidated financial statements of Global incorporated by reference and the schedule of Global included in Global’s Annual Report on Form 10-K for the year ended March 31, 2003, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their reports thereon included and incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the public reference facilities the SEC maintains at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site http://www.sec.gov that makes available reports, proxy statements and other information regarding issuers that file electronically with it.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This permits us to disclose important information to you by referring to those documents rather than repeating them in full in this prospectus. The information incorporated by reference in this prospectus contains important business and financial information. In addition, information that we file with the SEC after the date of this prospectus and prior to the completion of the offering of the shares of common stock under this prospectus will update and supersede the information contained in this prospectus and incorporated filings. We incorporate by reference the following documents filed by us with the SEC:

Our SEC Filings	Period Covered or Date of Filing
Annual Report on Form 10-K	Year ended March 31, 2003; filed on June 26, 2003

Proxy Statement for annual meeting	Filed on July 7, 2003

Quarterly Reports on Form 10-Q	Quarter ended June 30, 2003; filed on August 8, 2003 Quarter ended September 30, 2003; filed on November 7, 2003 Quarter ended December 31, 2003; filed on February 11, 2004

Current Reports on Form 8-K	Filed on January 22, 2004, November 25, 2003, October 23, 2003, and May 9, 2003

The description of our common stock included in our registration statement on Form 8-A (filed on June 2, 1998), which incorporates by reference a description of our common stock from our registration statement on Form S-1/A (File No. 333-48103), (filed on June 17, 1998), which description we also incorporate by reference into this prospectus, including any amendment or report filed for the purpose of updating this description	Filed on June 2, 1998

All documents subsequently filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 (other than current reports furnished under item 9 or item 12 of Form 8-K)	After the date of this prospectus and prior to the end of the offering of the shares of common stock under this prospectus

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contact or other document.

You may request a copy of each document incorporated by reference in this prospectus at no cost, by writing or calling us at the following address or telephone number:

Global Imaging Systems, Inc.

3820 Northdale Boulevard, Suite 200A

Tampa, Florida 33624

Tel: (813) 960-5508

Attn: Corporate Secretary

Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

The information in this prospectus may not contain all of the information that may be important to you. You should read the entire prospectus, as well as the documents incorporated by reference in this prospectus, before making an investment decision.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$3,500
Printing and engraving fees	20,000
Legal fees and expenses	40,000
Accountant’s fees and expenses	20,000
Miscellaneous expenses	5,000

Total	$88,500

We will bear all of the expenses shown above.

Item 15.	Indemnification of Directors and Officers

The Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws, as amended, of Global provide for the indemnification of Global’s directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of Global pursuant to Global’s Charter, Bylaws and the Delaware General Corporation Law, Global has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

As permitted by the Delaware General Corporation Law, the Charter provides that directors of Global shall not be personally liable to Global or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Global or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. As a result of this provision, Global and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Additionally, Global has entered into indemnification agreements with certain of its directors and officers, which may, in certain cases, be broader than the specific indemnification provisions contained under applicable law. The indemnification agreements may require Global, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors, officers or employees of Global, to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified, and to cover such officers and directors under Global’s directors’ and officers’ liability insurance policies to the maximum extent that insurance coverage is maintained.

Section 145 of the Delaware General Corporation Law sets forth provisions that define the extent to which a corporation organized under the laws of Delaware may indemnify directors, officers, employees or agents. Section 145 provides as follows:

“(a)        A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)        A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)        To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)        Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)        Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)        The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)        A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)        For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)        For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)        The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)        The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Section 102(b)(7) of the Delaware General Corporation Law permits corporations to eliminate or limit the personal liability of their directors by adding to the Certificate of Incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for (a) any breach of any director’s duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) payment of dividends or repurchases or redemptions of stock which are deemed to be unlawful, or (d) any transaction from which the director derived an improper personal benefit.

Item 16.	Exhibits

The exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.	Undertakings

    (a)        The undersigned registrants hereby undertake:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on April 6, 2004.

GLOBAL IMAGING SYSTEMS, INC.

By:	/s/ THOMAS S. JOHNSON

Thomas S. Johnson Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas S. Johnson and Raymond Schilling, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of April 6, 2004.

Name	Title

/s/ THOMAS S. JOHNSON Thomas S. Johnson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ RAYMOND SCHILLING Raymond Schilling	Senior Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ CARL D. THOMA Carl D. Thoma	Director

/s/ M. LAZANE SMITH M. Lazane Smith	Director

/s/ PETER DINAN Peter Dinan	Director

/s/ DANIEL T. HENDRIX Daniel T. Hendrix	Director

/s/ EDWARD N. PATRONE Edward N. Patrone	Director

/s/ R. ERIC McCARTHEY R. Eric McCarthey	Director

/s/ MARK A. HARRIS Mark A. Harris	Director

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Global Imaging Systems, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-1/A, No. 333-48103, as filed with the SEC on May 8, 1998)

3.2	Amended and Restated Bylaws of Global Imaging Systems, Inc. (incorporated by reference to Exhibit 3.4 to the registrant’s registration statement on Form S-1/A, No. 333-48103, as filed with SEC on May 8, 1998)

4.1	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to the registrant’s registration statement on Form S-1/A, No. 333-48103, as filed with the SEC on May 8, 1998)

5.1	Opinion of Hogan & Hartson L.L.P.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature pages to this registration statement)